- Confidential -

April __, 2006

To:
_______________________

Re: Indemnification Agreement

Dear Sir / Madam,

GammaCan International Inc. (the "Company") is happy to inform you that, in connection with your service as an officer or a director of the Company, the board of directors of the Company has decided to amend in your favor the indemnity agreement executed between you and the Company on ____________ (the "Agreement").

The Agreement will be amended by adding the following paragraph at the end of Section 4 of the Agreement:

"The above is subject to a final judgment imposed by a court of law or if the Indemnitee admitted to the above allegations."

The effect of this amendment is that in the event of a breach of duty or intentional misconduct (each, an "Allegation") on your part, the Company's undertakings to indemnify you shall be invalidated only to the extent that a final court judgment affirms the Allegations or that you admit the Allegations. In any event of contradiction between this letter and the terms of this Agreement (as amended), the provisions of the Agreement shall prevail.

Please indicate your acceptance of the aforesaid by returning to us a signed copy of this letter. The Company's signature on this letter will bind the Company only if coupled with your signature furnished to us within seven (7) days from the date of this letter.

Sincerely,
_____________________
GammaCan International Inc.

I acknowledge and approve of the above amendment to the indemnity agreement between the Company and me.

______________________	______________________
[Indemnitee]	Date